Exhibit 10.1

SECOND AMENDMENT AND AGREEMENT

This SECOND AMENDMENT AND AGREEMENT, dated as of June 17, 2009 (this “Second Amendment and Agreement”), is hereby entered into by and between American Apparel, Inc., a Delaware corporation (the “Company”), and Lion/Hollywood L.L.C., a Delaware limited liability company (“Lion”).

WHEREAS, the Company and Lion are parties to the Investment Agreement, dated as of March 13, 2009, as amended as of April 10, 2009 (the “Investment Agreement”);

WHEREAS, Section 5.2 of the Investment Agreement permits the Company and Lion to amend the Investment Agreement by an instrument in writing signed by duly authorized officers of each of the Company and Lion; and

WHEREAS, the Company and Lion each desire to further amend the Investment Agreement and enter into certain other agreements as provided herein.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Company and Lion hereby agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Investment Agreement.

2.           Amendment of Sections 4.1(c) and 4.1(f) of the Investment Agreement.  Sections 4.1(c) and 4.1(f) of the Investment Agreement are hereby amended by replacing all references therein to “June 30, 2009” with “September 30, 2009.”

3.           Company Stockholder Meeting.  The Company agrees to use its commercially reasonable best efforts to hold an annual meeting of stockholders of the Company (the “Stockholder Meeting”) as soon as reasonably practicable and in any event prior to September 30, 2009 for the purpose of electing each of the Investor Directors to the Board, among other matters.  The Company further agrees to nominate each of the Investor Directors to be elected as a director at the Stockholder Meeting, include each such nomination and other required information regarding such individuals in the preliminary and definitive proxy statements for the Stockholder Meeting and solicit or cause the solicitation of proxies in connection with the election of each such individual as a director.

4.           Representations and Warranties.  Each of the Company and Lion hereby represents and warrants that (a) it has the requisite power and authority to execute and deliver this Second Amendment and Agreement, (b) this Second Amendment and Agreement has been duly and validly authorized by all necessary action by such party, and (c) this Second Amendment and Agreement has been duly and validly executed and delivered and, assuming due authorization and execution by the other party hereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

5.           Governing Law; Jurisdiction.  This Second Amendment and Agreement will be governed by and construed in accordance with the laws of the State of New York.  Any action against either party hereto, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom.  Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Second Amendment and Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Second Amendment and Agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Second Amendment and Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.  Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

6.           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SECOND AMENDMENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.           Specific Performance.  The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this Second Amendment and Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this Second Amendment and Agreement by the other party and to enforce specifically the terms and provisions of this Second Amendment and Agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives

(a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of New York.

8.           Severability.  If any provision of this Second Amendment and Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

9.           Counterparts and Facsimile.  For the convenience of the parties hereto, this Second Amendment and Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Second Amendment and Agreement may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if physical signature pages had been delivered.

10.           No Other Amendment and Agreements.  Except to the extent expressly amended by this Second Amendment and Agreement, all terms of the Investment Agreement shall remain in full force and effect without amendment, change or modification.

11.           References to Investment Agreement.  All references in the Investment Agreement to the “Agreement” shall be deemed to be the Investment Agreement as amended by this Second Amendment and Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company and Lion have caused this Second Amendment and Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMERICAN APPAREL, INC.

By:	/s/ Adrian Kowalewski
Name: Adrian Kowalewski
Title: Chief Financial Officer

LION/HOLLYWOOD L.L.C.

By:	/s/ Jacob Capps
Name: Jacob Capps
Title: President